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                                                                 EXHIBIT 23(B)


                               CONSENT OF COUNSEL
                               ------------------



The Colonial BancGroup, Inc.

         We hereby consent to use in this Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the headings "APROVAL OF THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL OPINIONS," and to the summarization of our opinions referenced therein.




/s/MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

July 18, 1995


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